UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, Alexander & Baldwin, Inc. (the “Company”) announced that Norbert M. Buelsing, President of A&B Properties, Inc., will be retiring.

In addition, Christopher J. Benjamin, Senior Vice President, Chief Financial Officer and Treasurer of the Company and General Manager of the Company’s Hawaiian Commercial & Sugar Company division, will be promoted to President, A&B Land Group, which includes A&B Properties, Inc. and the Company’s agricultural businesses.  Mr. Benjamin, age 47, has served as Senior Vice President since July 1, 2005, Chief Financial Officer since February 9, 2004, and Treasurer since May 1, 2006.  He has served as General Manager of Hawaiian Commercial & Sugar Company since March 9, 2009.

The Company has initiated a search for a new chief financial officer.  Mr. Buelsing’s retirement and Mr. Benjamin’s appointment to his new role will be effective upon the hiring of a new chief financial officer.

A copy of the Company’s press release relating to this management transition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release announcing management changes issued on February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 28, 2011

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer